UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):        December 26, 2007

M & F WORLDWIDE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York 10065

(Address of Principal Executive Offices) (Zip Code)

212-572-8600

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of December 26, 2007, the Board of Directors of the Company amended the Company’s By-laws as described below.

The By-laws were amended to allow for the issuance of uncertificated shares. This amendment makes the Company’s shares eligible for inclusion in the Direct Registration System, as required by Rule 501.00 of the New York Stock Exchange’s Listed Company Manual, which allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The By-laws were also amended to facilitate the transaction of corporate business by means of facsimile, e-mail, teleconference, video conference and other electronic means, including:

•

to permit meetings of stockholders to occur by means of remote communication and to permit notices of shareholder meetings to be given by such means or by other electronic means as permitted under the General Corporation Law of the State of Delaware;

•	to permit notice of Board meetings to be given by various electronic means and to permit actions by the Board to be taken by facsimile or other means of electronic communication; and
•

to permit the Company to keep its records by means of any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time at the request of any person entitled to inspect such records under applicable law.

The By-law provisions relating to inspectors of shareholder meetings were also amended to require the Board to appoint two inspectors for each meeting of shareholders.

This description of the amendments to the Company’s By-laws is qualified in its entirety by reference to the copy of the By-laws, as amended, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
3.1	By-laws, as amended effective December 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz Title: Acting Chief Executive Officer and General Counsel

Date: December 27, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 3.1	By-Laws, as amended effective December 26, 2007